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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   AAON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          Bay Harbour Management, L.C.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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NEWS RELEASE


                       [MACKENZIE PARTNERS, INC. LETTERHEAD]


CONTACT:
STANLEY J. KAY, JR.
MACKENZIE PARTNERS, INC.
(212) 929-5940


FOR IMMEDIATE RELEASE:

         LEADING INDEPENDENT PROXY ADVISORY FIRM ENDORSES BAY HARBOUR
                   OVER AAON MANAGEMENT IN PROXY CONTEST.

         RECOMMENDS ACROSS-THE-BOARD SUPPORT FOR NOMINEE AND PROPOSALS

NEW YORK, NY AND TAMPA, FL, May 18, 1999--Bay Harbour Management, L.C., which is soliciting proxies in opposition to the management of AAON Inc. (NASDAQ:
AAON) announced today that it has received the endorsement of Institutional Shareholder Services (ISS), a leading independent proxy advisory firm in Rockville, MD. ISS advises several hundred of the country's largest institutions, pension funds and money managers.

In a report to its clients published yesterday, ISS recommended that AAON shareholders support Bay Harbour's nominee, Steven A. Van Dyke, Founder and Managing Principal of Bay Harbour, and all five of its corporate governance proposals.

Sharply criticizing management's recent bylaw changes, ISS's report made the following points:

- " ... AAON has taken steps that severely limit shareholders' ability to protect their interests should they not be aligned with management and the incumbent board."

- " ... the company has systematically enacted changes to its bylaws that have usurped shareholder rights."

- " ... the entrenching bylaw amendments and poison pill exceed the bounds of reasonable protection from hostile takeovers, as bona fide offers for the company may be hampered to the point that shareholders may never be able to consider them."

The ISS report concluded: "Shareholders should support the dissident proposals in order to effect some restoration of their fundamental rights. Shareholders can only accomplish this by voting the dissident proxy because management did not include the dissident proposals on its ballot ... .
Furthermore, the election of Mr. Van Dyke would give a 15-percent shareholder a 14-percent vote on the board. We recommend a vote FOR the director nominees on the dissident ballot which includes Mr. Van Dyke and management nominee Anthony Pantalconi."


                                more-


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Bay Harbour/AAON
May 18, 1999
Page Two

Steven A. Van Dyke stated "We are gratified to have received such strong support from an independent advisory firm like ISS. This is a clear indication of just how compelling our proposals and my nomination are for those seeking to equalize the balance of power between the AAON board and the owners of the company. We hope that all AAON shareholders will take the time before casting their votes to consider ISS's reasoning in support of Bay Harbour."


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